Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

OF PUBLIC WARRANTS OF

U.S. WELL SERVICES, INC.

PURSUANT TO THE OFFER DATED MARCH 14, 2019

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if:

•

Public Warrants are not immediately available or Public Warrant holders cannot deliver Public Warrants to Continental Stock Transfer & Trust Company (the “Depositary” ) prior to the Expiration Date (as defined in the Offer Letter), or

•	The procedure for book-entry transfer cannot be completed on a timely basis, or

•

Time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal) and any other required documents, to reach the Depositary prior to the Expiration Date.

The Offer Letter dated March 14, 2019 (the “Offer Letter”) and the related Letter of Transmittal, as amended or supplemented from time to time, together constitute the “Offer.”

The Offer relates to the Public Warrants issued pursuant to the IPO Prospectus (as defined in the Offer Letter), which trade through the Depository Trust Company. The Offer does not related to the warrants issued to affiliates in private placements that occurred contemporaneously with our initial public offering. Any and all outstanding Public Warrants are eligible to be tendered pursuant to the Offer.

IF NECESSARY, MAIL THIS NOTICE OF GUARANTEED DELIVERY TO:

IF DELIVERING BY MAIL, HAND OR COURIER:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

1 State Street- 30th Floor

New York, NY 10004

Attention: Corporate Actions Department

CONFIRM BY TELEPHONE:

Telephone: (917) 262-2378

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail, overnight courier or facsimile transmission to the Depositary. See the discussion in the Offer Letter under “The Offer, Section 2. Procedure for Tendering Public Warrants.”

For this notice to be validly delivered, it must be received by the Depositary at one of the above addresses or by facsimile transmission before the Offer expires. Delivery of this notice to another address or facsimile number will not constitute a valid delivery. Delivery to the Company, the information agent or the book-entry transfer facility will not be forwarded to the Depositary and will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal) under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

By signing this Notice of Guaranteed Delivery, you exchange, upon the terms and subject to the conditions described in the Offer Letter and the related Letter of Transmittal, receipt of which you hereby acknowledge, the number of Public Warrants specified below pursuant to the guaranteed delivery procedure described in the Offer Letter under “The Offer, Section 2. Procedure for Tendering Public Warrants.”

NUMBER OF PUBLIC WARRANTS EXCHANGED:

SIGNATURES

Signatures:

Name(s) of Public Warrant Holders(s):
(please type or print)

Certificate Nos.:

Address:
(Include Zip Code)

Daytime Area Code and Telephone Number:

Date:

If Public Warrants will be delivered by book-entry transfer, provide the Account Number.

Account Number(s):

GUARANTEE OF DELIVERY

(Not to be Used for Signature Guarantee)

The undersigned, a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Depositary of the Public Warrants tendered, in proper form for transfer, or a confirmation that the Public Warrants tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer Letter into the Depositary’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or a facsimile(s) thereof), or an Agent’s Message (as defined in the Offer Letter) in the case of a book-entry transfer, and any other required documents, all within two Nasdaq Stock Market trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Public Warrants to the Depositary within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:
(Please Print)

Title:

Address:

Areas Code(s) and Telephone Number(s):

Dated:                 , 2019

NOTE: DO NOT SEND PUBLIC WARRANTS WITH THIS FORM. PUBLIC WARRANTS SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.